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                       USAA Auto Loan Grantor Trust 1997-1
             __% Automobile Loan Pass-Through Certificates, Class A
             __% Automobile Loan Pass-Through Certificates, Class B

                            USAA FEDERAL SAVINGS BANK
                               Seller and Servicer

                             UNDERWRITING AGREEMENT

                                                   _______ __, 1997

Merrill Lynch, Pierce, Fenner & Smith
 Incorporated as Representative of the
 Underwriters set forth herein
World Financial Center
North Tower, 15th Floor
New York, New York  l0281-1315

Ladies and Gentlemen:

               1. Introductory. USAA Federal Savings Bank (the "Bank") proposes to cause USAA Auto Loan Grantor Trust 1997-1 (the "Trust") to sell to Merrill
Lynch, Pierce, Fenner & Smith Incorporated, [    ] and [    ] (individually, an
"Underwriter" and collectively, the "Underwriters") __% Automobile Loan Pass-Through Certificates, Class A (the "Class A Certificates") and the __% Automobile Loan Pass-Through Certificates, Class B (the "Class B Certificates" and, together with the Class A Certificates, the "Certificates"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement between the Bank, as Seller and Servicer, and The Chase Manhattan Bank, as Trustee (the "Trustee"), dated as of _______ __, 1997 (the "Pooling and Servicing Agreement"). Each Certificate will represent a fractional undivided interest in the Trust. The assets of the Trust will include, among other things, a pool of simple interest motor vehicle installment loans (the "Receivables") secured by new and used automobiles and light-duty trucks (the "Financed Vehicles") and certain monies due or to become due thereunder on or after the Cutoff Date (as hereinafter defined), such Receivables to be sold to the Trust and serviced








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by the Bank. The Class A Certificates will be issued in an aggregate principal amount of $[ ] and the Class B Certificates will be issued in an aggregate principal amount of $[ ], which, together with the aggregate principal amount of the Class A Certificates issued, is equal to the Original Pool Balance of the Receivables as of the opening of business on _______ __, 1997 (the "Cutoff Date"). Capitalized terms used herein and not otherwise herein defined shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

               The Bank hereby agrees with the Underwriters, as follows:

               2. Representations and Warranties of the Bank. The Bank represents and warrants to, and agrees with the Underwriters that:

                             (i) A registration statement on Form S-3
        (No. 333-         ), including a prospectus and such amendments thereto
        as may have been required on the date hereof, relating to the Certificates, has been filed with the Securities and Exchange Commission (the "Commission"). The conditions to the use of a registration statement on Form S-3 under the Securities Act of 1933, as amended
        (the "Act"), as set forth in the General Instructions to Form S-3, have been, or will prior to the effective date of the Registration Statement be, satisfied in all material respects with respect to the Bank and the Registration Statement.

                             (ii) The Bank will next file with the Commission either, (A) prior to the effectiveness of such registration statement, a further amendment thereto (including the form of final prospectus) or
        (B) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b) (each, as hereinafter defined). In the case of clause (B), the Bank has included in such registration statement, as amended at the Effective Date (as hereinafter defined), all information (other than Rule 430A Information (as hereinafter defined)) required by the Act and the rules and regulations thereunder (the "Rules and Regulations") to be included in the prospectus with respect to the Certificates and the offering there-

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        of. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information and, except to the extent Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the Execution Time (as hereinafter defined) or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus (as hereinafter defined) which has previously been furnished to the Underwriters) as the Bank has advised the Underwriters, prior to the Execution Time, will be included or made therein.

        The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective under the Act. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement which, as of the Effective Date, omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the Certificates that is first filed with the Commission pursuant to Rule 424(b) and any prospectus subsequently filed pursuant to Rule 424 or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in the preceding paragraph and any registration statement required to be filed under the Act or the Rules and Regulations, including incorporated documents, exhibits and financial statements, in the form in which it has, or shall, become effective and, in the event that any post effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include Rule 430A Information deemed to be included therein at the Effective Date as

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        provided by Rule 430A. "Rule 424" and "Rule 430A" refer to such rules and regulations under the Act. "Rule 430A Information" means information with respect to the Certificates and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                             (iii) On the Effective Date, the Registration Statement did, or will, comply in all material respects with the applicable requirements of the Act and the Rules and Regulations; on the Effective Date and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will comply in all material respects with the applicable requirements of the Act and the Rules and Regulations; on the Effective Date, the Registration Statement did not, or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not, or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Bank makes no representations or warranties as to the information contained in, or omitted from, the Registration Statement or the Prospectus (or any supplements thereto) in reliance upon, and in conformity with, information furnished in writing to the Bank on the Underwriters' behalf specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplements thereto).

                             (iv) As of the Closing Date, the representations and warranties of the Bank, as Seller and Servicer, in the Pooling and Servicing Agreement will be true and correct, and each Receivable

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        will satisfy the conditions set forth in Section 12.1(b) thereof.

                             (v) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required to be obtained or made by the Bank for the consummation of the transactions contemplated by this Agreement, except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Trust's interest in the Receivables.

                             (vi) The Bank is not in violation of its By-Laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions contemplated herein or in the Pooling and Servicing Agreement. The execution, delivery and performance of this Agreement and the Pooling and Servicing Agreement, and the issuance and sale of the Certificates and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Bank or any of its properties or any agreement or instrument to which the Bank is a party or by which the Bank is bound or to which any of the properties of the Bank is subject, or By-Laws of the Bank and the Bank has full power and authority to authorize, cause the Trust to issue, and sell the Certificates as contemplated by this Agreement, to enter into this Agreement and the Pooling and Servicing Agreement and to consummate the transactions contemplated herein and therein.

                             (vii) This Agreement has been duly authorized, executed and delivered by the Bank.

               3. Purchase, Sale, Payment and Delivery of Certifi- cates. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Bank agrees to sell to the

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Underwriters, and the Underwriters agree severally, and not jointly, to purchase from the Bank the number and type of Class A Certificates and Class B Certificates set forth in Schedule A opposite the name of each such Underwriter. The Class A Certificates are to be purchased at a purchase price of ______% of the aggregate principal amount thereof plus accrued interest, if any, from _______ __, 1997 and the Class B Certificates ar to be purchased at a purchase price of ___% of the aggregate principal amount thereof plus accrued interest, if any, from _______ __, 1997.

               The Bank will deliver the Certificates to the Underwriters against payment of the purchase price in immediately available funds drawn to the order of the Bank at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York 10022 at 10:00 a.m., New York City time on _______ __, 1997 or at such other time not later than seven full business days thereafter as the Underwriters and the Bank determine, such time being herein referred to as the "Closing Date". The Certificates so to be delivered shall be represented by definitive certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company and definitive certificate(s) registered in the name(s) provided by the Underwriters, each in such numbers as the Underwriters shall request. The Bank shall make such definitive certificates representing the Certificates available for inspection by the Underwriters at the office at which the Certificates are to be delivered no later than _______ __, New York City time, on the business day prior to the Closing Date.

               4. Offering by the Underwriters. It is understood that, after the Registration Statement becomes effective, the Underwriters propose to offer the Certificates for sale to the public (which may include selected brokers and dealers) as set forth in the Prospectus.

               5. Certain Agreements of the Bank. The Bank agrees with the Underwriters that:

                             (i) The Bank will use its best efforts to cause the Registration Statement, and any amendment thereto, if not effective at the Execution Time, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Bank will file the prospectus, properly completed, pursuant to Rule

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        424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Bank will advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, and will not effect any such amendment or supplementation to which the Underwriters shall reasonably object. The Bank will also advise you promptly of the effectiveness of any amendment or supplementation of the Registration Statement or Prospectus, of any request by the Commission for any amendment or supplementation of the Registration Statement or the Prospectus or for any additional information, of the receipt by the Bank of any notification with respect to the suspension of qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and of the institution by the Commission of any stop order proceeding in respect of the Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                             (ii) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Bank promptly will prepare and file with the Commission (subject to the Underwriters' prior review pursuant to paragraph (i) of this Section 5) an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance.

                             (iii) As soon as practicable, the Bank will cause the Trust to make generally available to the Certificateholders of the Trust an earning statement or statements of the Trust covering a period of at least 12 months beginning after the Effective Date of the Registration Statement which will satisfy the provisions of Section 11(a) of the

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        Act and Rule 158 of the Commission promulgated thereunder.

                             (iv) The Bank will furnish to the Underwriters copies of the Registration Statement, each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may reasonably request.

                             (v) The Bank will cooperate with any Underwriter in arranging for the qualification of the Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions as such Underwriter designates and will continue such qualifications in effect so long as required for the distribution of the Certificates; provided, however, that the Bank shall not be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

                             (vi) For a period from the date of this Agreement until the retirement of the Certificates, the Bank, as Servicer, will furnish to you copies of each certificate and the annual statements of compliance delivered to the Trustee pursuant to Article XIII of the Pooling and Servicing Agreement and the annual independent public accountant's reports furnished to the Trustee pursuant to Article XIII of the Pooling and Servicing Agreement, as soon as practicable after such statements and reports are furnished to the Trustee.

                             (vii) So long as any of the Certificates are outstanding, the Bank will furnish to you as soon as practicable, (A) all documents distributed, or caused to be distributed, by the Bank to the Certificateholders, (B) all documents filed, or caused to be filed, by the Bank with the Commission pursuant to the Securities Act of 1933, as amended, any order of the Commission thereunder or pursuant to a "no-action" letter from the staff of the Commission and (C) from time to time, such other infor-

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        mation in the possession of the Bank concerning the Trust and any other information concerning the Bank filed with any governmental or regulatory authority which is otherwise publicly available as you may reasonably request.

                             (viii) On or before the Closing Date, the Bank shall cause its computer records relating to the Receivables to be marked to show the Trust's absolute ownership of the Receivables, and from and after the Closing Date the Bank shall not, as Seller or Servicer, take any action inconsistent with the Trust's ownership of such Receivables, other than as permitted by the Pooling and Servicing Agreement.

                             (ix)  To the extent, if any, that the
        ratings provided with respect to the Class A Certificates and the Class B Certificates by Moody's Investors Service, Inc. and Standard & Poor's Corporation are conditional upon the furnishing of documents or the taking of any other action by the Bank agreed upon on or prior to the Closing Date, the Bank shall furnish such documents and take any such action.

               6. Payment of Expenses. The Bank will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the Trustee's acceptance fee and the fees and disbursements of the counsel to the Trustee, (iii) the fees and disbursements of the accountants, (iv) the fees of the rating agencies and (v) blue sky expenses; provided, however, that the Underwriters may reimburse the Bank for certain expenses incurred by the Bank as agreed to by the Underwriters and the Bank.

               7. Conditions to the Obligations of the Underwriters. The obligation of the Underwriters to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Bank herein, to the accuracy of the statements of officers of the Bank made pursuant to the provisions hereof, to the performance by the Bank of its obligations hereunder and to the following additional conditions precedent:

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                             (i) On or prior to the date of this Agreement, the
        Underwriters shall have received a letter, dated the date of this Agreement, of KPMG Peat Marwick and substantially in the form heretofore agreed and otherwise in form and substance agreed to by the Underwriters.

                             (ii) If the Registration Statement has not become effective prior to the date of this Agreement, unless the Underwriters agree in writing to a later time, the Registration Statement shall have become effective not later than (A) 6:00 p.m., New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 12:00 noon, New York City time, on such date or (B) 3:00 p.m. on the business day following the day on which the public offering price was determined, if such determination occurred after 12:00 noon, New York City time, on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus shall be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                             (iii) Subsequent to the execution and delivery of this Agreement, there shall have not occurred (a) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Bank [or USAA Capital Corporation] which, in the reasonable judgment of the Underwriters materially impairs the investment quality of either Class of Certificates; (b) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Bank or of [USAA Capital Corporation] on any exchange or in the over-the-counter market by such exchange or over-the-counter market or by the Commission; (c) any banking moratorium declared by Federal, New York or Texas authorities; or (d) any outbreak or material escalation of major hostilities or any other substantial national or

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        international calamity or emergency if, in the reasonable judgment of the Underwriters, the effect of any such outbreak, escalation, calamity or emergency on the United States financial markets makes it impracticable or inadvisable to proceed with completion of the sale of, and any payment for, the Certificates.

                      (iv) You shall have received an opinion, dated the Closing Date, of Michael J. Broker, Vice President and Banking Counsel of the Bank, substantially to the effect that:

                             (a) The Bank (1) has been duly chartered and is validly existing as a federal savings association under the laws of the United States, (2) has the power and authority to own its properties and conduct its business as described in the Prospectus and (3) had at all relevant times, and now has, the power, authority and legal right to acquire, own, sell and service the Receivables;

                             (b) The Bank has the power and authority to execute and deliver this Agreement and the Pooling and Servicing Agreement and to consummate the transactions contemplated herein and therein;

                             (c) No consent, approval, authorization or order of, or filing with, any Texas or federal governmental agency or body or any court is required by the Bank to perform the transactions contemplated by this Agreement or the Pooling and Servicing Agreement except for (1) filing of a Uniform Commercial Code financing statement in the State of Texas with respect to the transfer of the Receivables to the Trust pursuant to the Pooling and Servicing Agreement and (2) such consents, approvals, authorizations, orders or filings as may be required under the federal and state securities laws;

                             (d) None of the execution, delivery and
        performance by the Bank of this Agreement or the Pooling and Servicing Agree-

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        ment, the transfer of the Receivables to the Trust, the assignment of the security interests of the Bank in the Financed Vehicles, the issuance and sale of the Certificates or the consummation of any other of the transactions contemplated herein or in the Pooling and Servicing Agreement, will conflict with, result in a breach, violation or acceleration of any of the terms of, or constitute a default under, the By-Laws or the Charter of the Bank, as amended, or, to the best of such counsel's knowledge, any rule, order, statute or regulation known to such counsel to be currently applicable to the Bank of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Bank or the terms of any material indenture or other material agreement or instrument known to such counsel to which the Bank is a party or by which it or its properties are bound;

                             (e) To the best knowledge of such counsel, after due inquiry, there are no actions, proceedings or investigations pending or threatened before any court, administrative agency or other tribunal
        (1) asserting the invalidity of this Agreement, or the Pooling and Servicing Agreement, or either Class of the Certificates, (2) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement, or (3) seeking adversely to affect the federal income tax attributes of either Class of Certificates as described in the Prospectus under the headings "Prospectus Summary -- Tax Status" and "Certain Federal Income Tax Consequences";

                             (f) The Pooling and Servicing Agreement, has been duly authorized, executed and delivered by the Bank;

                             (g) This Agreement has been duly authorized, executed and delivered by the Bank; and

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                             (h) The statements in the Prospectus under the
        caption "Certain Legal Aspects of the Receivables," to the extent they constitute matters of law or legal conclusions, are correct in all material respects.

                      In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Texas and the United States, to the extent deemed proper and stated in such opinion, upon the opinion of other qualified counsel of good standing, and (B) as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Trust, the Bank and public officials. References to the Prospectus in this paragraph (iv) include any supplements thereto.

                             (v) You shall have received an opinion, dated the Closing Date of Jones, Day, Reavis & Pogue, special counsel to the Bank, substantially to the effect that:

                                        (a) The Certificates have been duly and
                validly authorized and, when executed, authenticated and issued in accordance with the terms of the Pooling and Servicing Agreement, and delivered to and paid for by the Underwriters pursuant to this Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement;

                                        (b) Assuming the authorization,
                execution and delivery thereof by the Trustee with respect to the Pooling and Servicing Agreement, such agreement constitutes the legal, valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms, subject, as to enforcement, to (1) the effect of bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws of general application relating to or affecting creditors' rights generally or the rights of creditors of federal savings associations; (2) the application of general principles of equity (regard-

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                less of whether such enforceability is considered in a
                proceeding in equity or at law); (3) the unenforceability under certain circumstances of provisions indemnifying a party against liability where such indemnification is contrary to public policy; (4) the effect of judicial decisions which have held that certain covenants and provisions of agreements are unenforceable where (A) the breach of such covenants or provisions imposes restrictions or burdens where it cannot be demonstrated that such breach is a material breach of a material covenant or provision or (B) the creditor's enforcement of such covenants or provisions under the circumstances would violate the creditor's implied covenant of good faith and fair dealing; and (5) the unenforceability of provisions in the Pooling and Servicing Agreement to the effect that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such rights or remedies, or to the effect that provisions therein may only be waived in writing to the extent that an oral agreement modifying such provisions has been entered into;

                                        (c) The Registration Statement became
                effective under the Act as of the date and time specified in such opinion; after due inquiry, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the Registration Statement, and each amendment thereof or supplement thereto as of its Effective Date and the Prospectus as of its date of issuance complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; and such counsel has no reason to believe that either the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto as of its Effective Date or date of issuance, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact required to be stated

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                therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus;

                                        (d) The Class A Certificates, Class B
                Certificates, the Pooling and Servicing Agreement and this Agreement, conform in all material respects to the descriptions thereof set forth in the Registration Statement and the Prospectus;

                                        (e) The Pooling and Servicing Agreement
                is not required to be qualified under the Trust Indenture Act of 1939, as amended; and

                                        (f) The Trust is not now, and
                immediately following the sale of the Certificates pursuant to this Agreement will not be, required to be registered under the Investment Company Act of 1940, as amended.

                             In addition, such counsel shall opine as to certain matters relating to the acquisition by the Bank of a perfected first priority security interest in the vehicles financed by motor vehicle installment loans made by the Bank and that the Receivables constitute "chattel paper" (as defined in Section 9.105(a)(2) of the Uniform Commercial Code of the State of Texas).

                      In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Texas and the United States, to the extent deemed proper and stated in such opinion, upon the opinion of other qualified counsel of good standing, and (B) as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Trust, the Bank and public officials. References to the Prospectus in this paragraph (v) include any supplements thereto.

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                             (vi) You shall have received an opinion or opinions
        of Jones, Day, Reavis & Pogue, special counsel to the Bank, dated the Closing Date and satisfactory in form and substance to you, with respect to certain matters relating to the transfer of the Receivables to the Trust, with respect to the perfection of the Trust's interests in the Receivables and with respect to certain other matters.

                             (vii) You shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Underwriters, such opinion or opinions, dated the Closing Date and satisfactory in form and substance to you, with respect to the validity of the Certificates, the Registration Statement, the Prospectus and other related matters as the Underwriters may require, and the Bank shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                             (viii) You shall have received an opinion of Jones, Day, Reavis & Pogue, special tax counsel to the Bank, dated the Closing Date and satisfactory in form and substance to you substantially to the effect that:

                                        (a) the Trust created by the Pooling and
                Servicing Agreement will not be classified as an association taxable as a corporation for federal income tax purposes and, instead, under subpart E, part I of subchapter J of the Internal Revenue Code of 1986, as amended, the Trust will be treated as a grantor trust, and subject to possible recharacterization of certain amounts paid by the Trust to the Seller or the Servicer, the holders of the Class A Certificates or the Class B Certificates will be treated as owning an undivided pro-rata interest in the income and corpus attributable to the Trust;

                                        (b) The statements in the Reg- istration
                Statement and Prospectus under the headings "Prospectus Summary -- Tax Status" and "Certain Federal Income Tax Consequences" to the extent that they constitute matters of law

                                     16







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                or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects; and

                                        (c) For Texas franchise tax purposes,
                the Trust created by the Pooling and Servicing Agreement will not be subject to Texas franchise taxes.

                             (ix) You shall have received an opinion of counsel to the Trustee, dated the Closing Date and satisfactory in form and substance to you, substantially to the effect that:

                                        (a) the Trustee has been duly
                incorporated and is validly existing as a banking organization organized under the laws of the state of New York;

                                        (b) The Trustee has full corporate
                trust power and authority to enter into and perform its obligations under the Pooling and Servicing Agreement;

                                        (c) The Pooling and Servicing Agreement
                has been duly authorized, executed and delivered by the Trustee and constitutes a valid and legally binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms, subject, as to enforcement of remedies, (a) to applicable bankruptcy, insolvency, reorganization, and other similar laws affecting the rights of creditors generally, and (b) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                                        (d) The Trustee has duly exe- cuted and
                authenticated the Certificates issued on the date hereof on behalf of the Trust;

                                        (e) No consent, approval or
                authorization of, or registration, declaration or filing with, or giving of notice to or the taking of any other act with respect to any court or governmental authority, agency or body

                                     17







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                of the United States of America or of any state governing the trust powers of the Trustee is required under any existing laws or regulation for the consummation on the part of the Trustee of any of the transactions contemplated in the Pooling and Servicing Agreement, except such as have been obtained; and

                                        (f) The execution and delivery of the
                Pooling and Servicing Agreement and the performance by the Trustee of the terms thereof do not conflict with or result in a violation of (1) any laws or regulations of the United States of America or of any state governing the trust powers of the Trustee, (2) the Articles of Incorporation or By-Laws of the Trustee or (3) any material agreement, instrument, order, writ, judgment or decree known to such counsel to which the Trustee is a party or is subject.

               In rendering such opinions, counsel to the Trustee may rely on the opinion of the office of the general counsel to the Trustee.

                             (x) The Underwriters shall have received a letter, dated the Closing Date, of KPMG Peat Marwick which meets the requirements of the subsection (i) of this Section 7, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for the purposes of this subsection.

                             (xi) The Underwriters shall have re- ceived evidence satisfactory to them that the Class A Certificates have been rated in the highest rating category by each of Moody's Investors Service, Inc. and by Standard & Poor's Corporation and that the Class B Certificates have been rated in one of the four highest rating categories by each of the foregoing rating agencies.

                             (xii) You shall have received a cer- tificate, dated the Closing Date, of a Vice President or more senior officer of the Bank in which such officer shall state that, to the best of his or her knowledge after reasonable investigation, the representations and warranties of the Bank in this

                                        18







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



        Agreement are true and correct in all material respects on and as of the Closing Date, that the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that the representations and warranties of the Bank, as Seller and as Servicer, in the Pooling and Servicing Agreement and the conditions set forth in Section 12.1(b) of the Pooling and Servicing Agreement, are true and correct as of the dates specified in the Pooling and Servicing Agreement, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission and that, subsequent to the date of the Prospectus, there has been no material adverse change in the financial position or results of operation of the Bank's motor vehicle installment loan business except as set forth in or contemplated by the Prospectus or as described in such certificate.

        The Bank will furnish or cause to be furnished to the Underwriters such number of conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request.

               8.  Indemnification.

                             (i) The Bank will indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter with the meaning of Section 15 of the Act against any losses, claims, damages or liabilities to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the

                                        19







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



        Underwriter in connection with investigating or defending any such action or claim; provided, however, that the Bank shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the preliminary prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Bank by the Underwriter expressly for use therein.

                             (ii) Each Underwriter agrees severally to indemnify and hold harmless the Bank, its directors, each of its officers or agents who signed the Registration Statement, and each person, if any, who controls the Bank within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (i) of this Section 8, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Bank by each Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                             (iii) Each indemnified party shall give prompt notice to the indemnifying party of any action commenced against the indemnified party in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have hereunder or otherwise than on account of this indemnity agreement. In case any such action shall be brought against an indemnified party and it shall have notified the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel, satisfactory to such

                                        20







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



        indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party with respect to such action), and it being understood that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys, and, after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party under subsections (i) or (ii) of this Section 8 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

               9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 8 is for any reason held to be unavailable other than in accordance with its terms, then each indemnifying party shall contribute to the amount paid or payable by such indemnifying party as a result of the losses, claims, damages or liabilities referred to in 8(i) and 8(ii) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and the respective Underwriter on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank on the one hand and of the respective Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and the respective Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Bank bear to the total underwriting discounts and commissions received by such Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to informa-

                                            21







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tion supplied by the Bank or by any Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this
Section 9. Notwithstanding the provisions of this Section 9, each Underwriter shall not be required to contribute any amount in excess of the underwriting discount or commission applicable to the Certificates purchased by it hereunder. The Bank and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               10. Termination. The Underwriters may terminate this Agreement immediately upon notice to the Bank, if at any time, prior to the Closing Date relating thereto, there has occurred: (a) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Bank or [USAA Capital Corporation] which, in the reasonable judgment of the Underwriters, materially impairs the investment quality of the Class A Certificates or the Class B Certificates; (b) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Bank or of [USAA Capital Corporation] on any exchange or in the over-the-counter market by such exchange or over-the-counter market or by the Commission; (c) any banking moratorium declared by Federal, New York or Texas authorities; or (d) any outbreak or material escalation of major hostilities or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Underwriters, the effect of any such outbreak, escalation, calamity or emergency on the United States financial markets makes it impracticable or inadvisable to proceed with completion of the sale of and any payment for the Certificates.

               11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Bank or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Bank or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Certificates. If for any reason the purchase of the Certificates by the Underwriters is not consummated, the Bank shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 and the respective obligations of the Bank and the Underwriters pursuant to Sections 6, 8 and 9 shall remain in effect. If the purchase of the Certificates by the Underwriters is not consummated for any reason other than solely because of the occurrence of any event specified in clauses (b), (c) or (d) of Section 7(iii), the Bank will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Certificates.

               12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Underwriters at Merrill Lynch & Co., World Financial Center,
Attention: Managing Director, Asset-Backed Securities Department, or to such other address as the Underwriters may designate in writing to the Bank, or if sent to the Bank, will be mailed, delivered or telegraphed and confirmed to the Bank at USAA Federal Savings Bank, 10750 McDermott Freeway, San Antonio, Texas 78288, Attention: Michael J. Broker.

               13. Successors. This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and offi-

                                            23







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



cers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Certificates from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

               14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

               15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                            24







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



               If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate thereof, whereupon it will become a binding agreement among the undersigned in accordance with its terms.

                                            Very truly yours,

                                            USAA FEDERAL SAVINGS BANK

                                            By: _____________________________
                                                Name:
                                                Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

For itself and as Representative
of the Underwriters named
in Schedule A hereto.

By: __________________________________
    Name:
    Title:

                                                                 SCHEDULE A

                                                        Aggregate Principal
                                                             Amount of the
                                                       Class A Certificates
                                                       --------------------
Underwriters
------------
Merrill Lynch, Pierce, Fenner & Smith             $
  Incorporated

[                                    ]            $

[                                    ]            $





                                                        Aggregate Principal
                                                             Amount of the
                                                       Class B Certificates
                                                       --------------------

Underwriter
-----------
Merrill Lynch, Pierce, Fenner & Smith             $
  Incorporated







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